Exhibit 99.2
SUBJECT LINE: ALERT — VimpelCom Ltd. Special General Meeting March 17, 2011
Dear Shareholder,
We are contacting you on behalf of Telenor ASA to encourage your to vote your shares in VimpelCom against the proposed authorization and issuance of VimpelCom shares to Wind Telecom shareholders at the upcoming March 17, 2011 Special General Meeting. Telenor believes that the proposed acquisition is harmful to the interests of VimpelCom’s shareholders for the following reasons:
•	The massive investment in Italy is contrary to the stated agreement to pursue growth M&A in emerging markets.

•	The acquisition will worsen VimpelCom’s growth and margin profile.

•	VimpelCom is paying too much for Wind Telecom, made worse by using underperforming shares as consideration.

•	The massive debt load assumed through the transaction may harm VimpelCom’s financial flexibility and its ability to pay dividends.

•	The proposed issuance of preference shares, offering the owners of Wind Telecom a disproportionate amount of voting stock, significantly and negatively affects the corporate governance of the company at the cost of minority shareholders.

•	The excessive focus on the Wind Telecom transaction has already harmed the interests of all VimpelCom shareholders, as VimpelCom has fallen from second to third place in the Russian market.
TELENOR’S ALTERNATIVE
•	Extraordinary Dividend

•	Commitment To Support Opportunities To Create Real Value For All Shareholders
Rejection of the Wind Telecom transaction will have positive benefits for VimpelCom shareholders.
For a more detailed discussion of the reasons behind Telenor’s opposition to the Wind Telecom transaction, please see the attached letter from Telenor to its fellow VimpelCom shareholders.
Please also note that Institutional Shareholder Services (“ISS”), the leading independent proxy voting advisory service to the global financial community, has recommended that shareholders of VimpelCom vote against the proposed increase in share capital and issuance of shares in connection with the proposed acquisition of Wind Telecom S.p.A.
PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE YOUR VOTE IS COUNTED.
THE ADR VOTING DEADLINE IS MARCH 11, 2011, 5:00 PM EST
Reference and Deadlines:
Special General Meeting: March 17, 2011 VimpelCom Ltd. ADRs: ISIN US92719A1060 ▪ CUSIP 927-19A-106 Record Date ADRs: January 31, 2011 ADR Proxy Voting Deadline: March 11, 2011, 5:00 p.m. EST
Innisfree M&A Incorporated is the Proxy Solicitor for Telenor ASA
If you need assistance, please contact:
Meredith Cole (phone +1 212 750 5833) at Innisfree M&A Incorporated (New York) or
Michael Payne (phone: +44 (0)20 7710 9960) at Lake Isle M&A Incorporated (London)

Innisfree M&A Incorporated (New York) and its wholly-owned subsidiary Lake Isle M&A Incorporated (London) provide clients with sound tactical and strategic advice and results-oriented implementation in proxy solicitations, tender and exchange offers, mergers, rights offerings, restructurings and other corporate actions — friendly or contested, domestic or cross-border. In addition, we provide consulting services on strategic management issues, such as corporate governance, executive compensation and investor relations. With an experienced professional staff in New York, London, and Pittsburgh, we have represented hundreds of companies in over 20 countries. — www.innisfreema.com
Forward-Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. In addition, other written or oral statements which constitute forward-looking statements have been made and may in the future be made by or on behalf of Telenor ASA. In this communication, such forward-looking statements include, without limitation, statements relating to the implementation of strategic initiatives, the results or consequences of any meeting of VimpelCom shareholders, the consequences of the proposed transaction with Wind Telecom S.p.A., statements relating to VimpelCom’s future business development and economic performance and other statements regarding matters that are not historical facts. The words “believe”, “expect”, “will”, “may”, “could”, “should”, “would” and similar expressions identify certain of these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements because actual events and results may differ materially from the expected results described by such forward-looking statements. Telenor disclaims any intention or obligation to update and revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
Telenor has filed with the Securities and Exchange Commission (the SEC) a statement on Schedule 13D with respect to Telenor’s interest in the securities of VimpelCom, together with amendments thereto. Investors and security holders are urged to read the Schedule 13D, as well as Telenor’s and VimpelCom’s respective filings with the SEC, including VimpelCom’s proxy statement furnished to the SEC under cover of Form 6-K on February 15, 2011, VimpelCom’s registration statement on Form F-4 filed with the SEC, OJSC VimpelCom’s public filings with the SEC, including its Annual Report on Form 20-F for the year ended December 31, 2009, together with amendments and supplements thereto, because they contain (or will contain) important information. Investors and security holders may obtain free copies of such documents at the SEC’s website (http://www.sec.gov).